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                   AMENDMENT NO. 1 TO LICENSE AND OPTION AGREEMENT



         This Amendment No. 1 is dated as of May 31, 1995, by and between Apollon, Inc., a Pennsylvania corporation ("Apollon"), and Centocor, Inc., a Pennsylvania corporation ("Centocor").

                                 W I T N E S S E T H

         WHEREAS, Apollon and Centocor are parties to a certain License and Option Agreement, dated as of March 6, 1995 (the "Agreement"), pursuant to which Apollon, among other things, granted Centocor an exclusive, royalty-bearing license to certain technology and patents in the Field;

         WHEREAS, Apollon and the Lederle-Praxis Biologicals Division of American Cyanamid Company, a wholly owned subsidiary of American Home Products Corporation ("LPB"), are in the process of negotiating a collaboration with respect to the development of polynucleotide-based genetic vaccination products using Apollon's technology and patents, including without limitation the Apollon Patent Rights and Apollon Knowhow, for the prophylaxis and/or treatment of certain viral and other microbial infections;

         WHEREAS, the products being considered by Apollon and LPB for inclusion in their collaboration may be of use in the Field;

         WHEREAS, LPB has, as a condition to entering into the collaboration with Apollon, requested that Apollon and Centocor clarify that the terms and conditions of the Agreement shall not prohibit Apollon and LPB from marketing and selling viral vaccines in the Field; and

         WHEREAS, it is in Centocor's best interests, as a significant shareholder and creditor of Apollon, that Apollon enter into the proposed collaboration with LPB.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.  Article III of the Agreement is hereby amended to add a new
Section 3.4, which shall read in full as follows:

    "3.4 Centocor acknowledges that during the term of this Agreement and thereafter, Apollon will be engaged, either directly or indirectly through one or more collaborators, licensors or licensees, in the research and development of


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    polynucleotide-based genetic vaccination products for use in the prophylaxis and/or treatment of viral and other microbial infections ("Other Products"), which Other Products may also be useful in the Field. Nothing contained in this Agreement shall, or shall be deemed to, prohibit Apollon and its collaborators, licensors and licensees from engaging in research and development with respect to the use of the Apollon Patent Rights, Apollon Knowhow, or any Patents or Knowhow subject to the University Licenses in the Field or from marketing and/or selling the Other Products in the Field."

         2. Capitalized terms used but not defined in this Amendment No. 1 shall have the meanings ascribed to such terms in the Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has fully executed this Amendment No. 1 all as of the day and year first above written.


                                  APOLLON, INC.



                                  By: /s/ Vincent R. Zurawksi, Jr.
                                      -----------------------------
                                     Vincent R. Zurawski, Jr.
                                     President



                                  CENTOCOR, INC.



                                  By: /s/ David P. Holveck
                                      -----------------------------
                                     Name:
                                     Title:



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